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                                 EXHIBIT 10.7(B)

                  ASSIGNMENT, ASSUMPTION AND RELEASE AGREEMENT
                         (LEARJET 45, SERIAL NUMBER 053)


         THIS ASSIGNMENT, ASSUMPTION AND RELEASE AGREEMENT (this "Agreement") dated February 17, 1999 by and among TEXACO INC., a Delaware corporation, having an office at 2000 Westchester Avenue, White Plains, New York 10650 ("Assignor"), TRC REALTY CO., a Vermont corporation, having an office at One Pierce Place, Suite 100E, Itasca, Illinois 60143 ("Assignee"), and LEARJET INC., a Delaware corporation, having an office at One Learjet Way, Wichita, Kansas 67277 ("Learjet").

         WHEREAS, Assignor and Learjet have entered into an Airplane Purchase Agreement dated January 21, 1994 (the "Airplane Purchase Agreement") providing for the sale by Learjet to Assignor of one Learjet Model 45, Serial No. 053 (the "Aircraft"); and

         WHEREAS, Assignor wishes to assign to Assignee all of Assignor's right, title and interest in, to an under the Airplane Purchase Agreement and Assignee is willing to accept such assignment, as hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Assignment. Subject to Section 8, Assignor hereby sells, conveys, assigns, transfers, sets over, and delivers unto Assignee, all of the Assignor's right, title and interest in, to and under the Airplane Purchase Agreement including without limitation, (i) all claims for damages in respect of the Aircraft arising against the manufacturer under the Airplane Purchase Agreement, whether arising as a result of a default by the manufacturer or otherwise, including all warranty and indemnity provisions contained in the Airplane Purchase Agreement, and all claims arising thereunder in respect of the Aircraft, (ii) any and all rights of the Assignor to compel performance of the terms of the Airplane Purchase Agreement in respect of the Aircraft, and (iii) the right to receive all credits, rebates, adjustments and discounts, if any, due to the Assignor with respect to the purchase price of the Aircraft pursuant to the Airplane Purchase Agreement (the "Assignment").

         2. Assumption. Subject to Section 8, Assignee hereby accepts the Assignment from Assignor, and expressly assumes the due and punctual performance and observance of each covenant, condition and obligation of Assignor under the Airplane Purchase Agreement (the "Assumption"). Without limiting any of the terms hereof, Assignee acknowledges and agrees that the March 1993 Aircraft Specifications are applicable under the Airplane Purchase Agreement.

         3. Acceptance by Learjet. Learjet hereby accepts and agrees to the Assignment and the Assumption.

         4. Acknowledgement by Learjet. Learjet hereby agrees and acknowledges that:

         (i) as of the date hereof, Assignor has made payments to Learjet under the Airplane Purchase Agreement in amounts equal to One Million Dollars ($1,000,000.00), such


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                  amounts having been paid in Fuel Purchase Credits under the
                  Airplane Purchase Price and Fuel Purchase Price Payment Agreement referred to in the Airplane Purchase Agreement;

         (ii) as of the date hereof, Assignor is in compliance with all of the terms and conditions under the Airplane Purchase Agreement and no default by Assignor under the Airplane Purchase Agreement has occurred or is continuing;

         (iii) from and after the date hereof, Assignee shall be deemed to be a party to the Airplane Purchase Agreement in the same right and capacity as Assignor and shall be entitled to all rights, benefits and privileges of Assignor arising thereunder or in connection therewith, in each case to the same extent as if Assignee were expressly named as a party therein, subject to
                  Section 8; and

         (iv) the Airplane Purchase Agreement is in full force and effect and is enforceable in accordance with its terms.

         5. Release by Learjet. Learjet hereby releases, acquits and forever discharges Assignor from and of each covenant and condition of, and each liability or other obligation arising under, the Airplane Purchase Agreement to be observed or performed by Assignor pursuant to the terms thereof and Assignor shall no longer be bound by, or have any obligation or liability in respect of, the Airplane Purchase Agreement.

         6. Preservation of Learjet's Rights under the Airplane Purchase Agreement. Nothing contained herein shall subject Learjet to any liability to which it would not otherwise be subject under the Airplane Purchase Agreement or modify in any respect Learjet's contract rights thereunder or require Learjet to divest itself of title to the Aircraft under the Airplane Purchase Agreement until the Delivery Date (as defined in the Airplane Purchase Agreement) for the Aircraft and payment thereof as provided therein, provided that Learjet shall take no action under the Aircraft Purchase Agreement that is inconsistent with the agreements and acknowledgements contained in this Agreement.

         7. No Aircraft sale or Warranties, Etc. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, ASSIGNOR IS NOT THE SELLER OF THE AIRCRAFT, WHICH IS SOLD SOLEY PURSUANT TO THE AIRPLANE PURCHASE AGREEMENT. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE BY ASSIGNOR. IN NO EVENT SHALL ASSIGNOR BE LIABLE (A) IN WARRANTY, NEGLIGENCE OR STRICT LIABILITY REGARDING ANY DEFECTS, FAILURES OR MALFUNCTIONS IN PERFORMANCE, DESIGN, MANUFACTURE OR OTHERWISE, OR (B) FOR ANY DAMAGES (WHETHER DIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, INDIRECT, SPECIAL OR OTHERWISE) ARISING OUT OF THE SALE, USE OR OPERATION OF THE AIRCRAFT, REGARDLESS OF LEGAL THEORY OR NEGLIGENCE.


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         8.  Expected Terms. Notwithstanding anything to the contrary in this
Agreement, from and after the date hereof, (i) Assignee and Learjet shall have no rights or obligations under or with respect to Exhibit C to the Airplane Purchase agreement, (ii) Assignee shall have no rights or obligations under or with respect to the agreements listed in paragraph 4 of Exhibit B to the Airplane Purchase Agreement, and (iii) each reference to "Fuel Purchase Credits" in the Airplane Purchase Agreement shall be solely to the amounts referred to in
Section 4(i) hereof.

         9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Sate of New York without regard to the conflict of laws principles thereof.

         10. Dispute Resolution. Any claim, controversy or dispute among the parties hereto arising out of, relating to, or in connection with this Agreement, including the interpretation, validity, termination or breach hereof, that cannot be settled amicably, shall be resolved in accordance with the arbitration provisions set forth in the Airplane Purchase Agreement which are hereby incorporated by reference.

         11. Further Assurances. The parties shall execute and deliver to each other such further documents and take such further action as may be reasonably requested by any party to document, complete or give full effect to the terms and provisions of this Agreement and the transactions contemplated herein.

         12. Entire Agreement. As between Assignor and Learjet, this Agreement contains the entire agreement between assignor and Learjet with respect to the transactions contemplated hereby and all prior or contemporaneous understandings and agreements between Assignor and Learjet with respect to such subject matter are hereby superceded.

         13. Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original and all of which shall be deemed one and the same instrument.

                         [Signatures on following page]


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         IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.


                                   TEXACO INC.


                                   By: /s/ Donald E. Baldwin
                                       -----------------------------------------
                                       Name:   Donald E. Baldwin
                                       Title:  Manager
                                               Aviation Transport Services


                                   TRC REALTY CO.


                                   By: /s/ Donald F. Wiseman
                                       -----------------------------------------
                                       Name:   Donald F. Wiseman
                                       Title:  Vice President, General Counsel &
                                               Secretary


                                   LEARJET INC.


                                   By: /s/ Linda Meyer
                                       -----------------------------------------
                                       Name:   Linda Meyer
                                       Title:  Director of Contracts




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